EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Miller/Howard High Income Equity Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Miller/Howard High Income Equity Fund for the period ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Miller/Howard High Income Equity Fund for the stated period.

/s/ Lowell G. Miller		/s/ Helen Hamada
Lowell G. Miller		Helen Hamada
President and Chief Executive Officer,		Chief Financial Officer,
Miller/Howard High Income Equity Fund		Miller/Howard High Income Equity Fund

Dated:	June 29, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Miller/Howard High Income Equity Fund for purposes of Section 18 of the Securities Exchange Act of 1934.